Exhibit 99.1

For additional information, contact:

Edward C. Barrett
Executive Vice President
Chief Financial Officer
Daytime: 610.603.7251

NASDAQ: VIST
www.VISTfc.com

For Immediate Release

VIST Financial Corp. Announces 2011 Fourth Quarter and Full Year Operating Results, and Cash Dividend

Wyomissing, Pennsylvania, February 9, 2012. VIST Financial Corp. (NASDAQ: VIST) reported a 2.2% increase in core earnings for the twelve months ended December 31, 2011 as compared to the same period in 2010.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited; Dollar amounts in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Core earnings:
GAAP pre-tax net (loss) income	$(24,595)	$1,456	$(20,746)	$3,519
Goodwill impairment	25,069	—	25,069	—
Capital offering expense	526	—	526	—
Loss on sale of other real estate owned	65	208	1,245	1,640
Net realized gains on sales of securities	(601)	(226)	(1,473)	(691)
Net credit impairment loss recognized in earnings	607	79	1,519	850
Nonrecurring Allegiance transaction expense	—	—	400	—
Pre-tax core earnings	1,071	1,517	6,540	5,318
Income tax expense	87	129	1,254	147
Total core earnings	$984	$1,388	$5,286	$5,171

The Company’s GAAP operating results for three months and twelve months ended December 31, 2011, were significantly reduced by certain non-routine expenses, which primarily included a non-cash goodwill impairment charge of $25.1 million. There was minimal tax benefit associated with this charge. The goodwill impairment charge reflects the Company’s fair market value determined as a result of the selection of a merger partner.

On January 26, 2012, the Company announced its definitive merger agreement under which Tompkins Financial Corporation will acquire VIST Financial Corp.  VIST Bank will operate as a subsidiary of Tompkins Financial with a separate banking charter, local management team, and local Board of Directors. The transaction is expected to close early in the third quarter of 2012, subject to required regulatory approvals and other customary conditions, including required shareholder approval.

The goodwill impairment charge, which was fully disclosed to Tompkins Financial during the due diligence process, is a non-cash adjustment which has no effect on cash flows, liquidity or tangible capital. Additionally, since goodwill is excluded from regulatory capital, the impairment charge has no impact on regulatory capital ratios. The Company continues to exceed requirements to be considered “well capitalized” in accordance with regulatory capital standards.

“Our company continued to make measurable progress in our core earnings in 2011”, said VIST Financial President and CEO Robert D. Davis.  “Looking forward, the affiliation with Tompkins will present opportunities for VIST customers and shareholders. I am very pleased with the chemistry between the two organizations.  Both have a rich history of serving our clients as a trusted advisor and serving our communities as an outstanding corporate citizen.”  Davis continued, “Partnering with Tompkins will bring increased financial services capabilities for our clients, while enabling VIST to continue our local identity as an independent bank serving our community for more than a century.  VIST shareholders will receive an attractive premium to the recent market price and the opportunity to invest in one of the region’s premier financial services companies with a strong record of growth in dividends and earnings.”

Declaration of Cash Dividend

The Corporation reported that the Board of Directors declared a cash dividend of $0.05 per share on the Company’s common stock to shareholders of record on February 20, 2012 payable February 27, 2012.

VIST Financial Corp. is diversified financial services company headquartered in Wyomissing, PA, offering banking, insurance, investments, and wealth management services throughout Berks, Southern Schuylkill, Montgomery, Delaware, Philadelphia and Chester Counties.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  For purposes of this release, management has used the non-GAAP measure of core earnings in its analysis of the Company’s performance. This measure, as used by the Company in this press release, adjusts net income determined in accordance with GAAP to exclude the effects of special items that are non-recurring or do not relate directly to the Company’s core operating performance, including the goodwill impairment relating to the Company’s selection of a merger partner, expenses incurred in connection with the Company’s Form S-1 filed during 2011, and net realized gains or losses on securities transactions.  Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core business. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Quarterly Earnings Conference Call

As a result of the pending merger agreement with Tompkins Financial, there will be no quarterly earnings conference call.

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands, except share data)

	December 31,
	2011	2010

ASSETS
Cash and due from banks	$16,361	$15,443
Federal funds sold	—	1,500
Interest-bearing deposits in banks	6,314	872
Total cash and cash equivalents	22,675	17,815

Securities available for sale	375,691	279,755
Securities held to maturity, fair value of $1,613 and $1,888 at December 31, 2011 and 2010, respectively	1,555	2,022
Federal Home Loan Bank stock	5,800	7,099

Mortgage loans held for sale	3,365	3,695
Loans, net of allowance for loan losses - $13,914 and $14,790 at December 31, 2011 and 2010, respectively	893,263	939,573
Covered loans, net of allowance for loan losses - $135 and $0 at December 31, 2011 and 2010, respectively	50,571	66,770

Premises and equipment, net	6,587	5,639
Other real estate owned	3,724	5,303
Covered other real estate owned	596	247
Goodwill	16,513	41,858
Identifiable intangible assets, net	3,319	3,795
Bank owned life insurance	19,830	19,373
FDIC prepaid deposit insurance	2,604	3,985
FDIC indemnification asset	6,381	7,003
Other assets	19,241	21,080

Total assets	$1,431,715	$1,425,012

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$129,394	$122,450
Interest bearing	1,058,055	1,026,830
Total deposits	1,187,449	1,149,280

Repurchase agreements	103,362	106,843
Borrowings	—	10,000
Junior subordinated debt, at fair value	18,534	18,437
Other liabilities	6,687	8,005
Total liabilities	1,316,032	1,292,565

Shareholders’ equity:
Preferred stock: $0.01 par value; authorized 1,000,000 shares; $1,000 liquidation preference per share; 25,000 shares of Series A 5% (increasing to 9% in 2014) cumulative preferred stock issued and outstanding; Less: discount of $1,021 and $ 1,480 at December 31, 2011 and 2010, respectively	23,979	23,520
Common stock, $5.00 par value; authorized 20,000,000 shares; issued: 6,649,087 and 6,546,273 shares at December 31, 2011 and 2010, respectively	33,245	32,732
Stock warrant	2,307	2,307
Surplus	65,626	65,506
Retained (deficit) earnings	(10,644)	12,960
Accumulated other comprehensive income (loss)	1,361	(4,387)
Treasury stock: 10,484 shares at cost	(191)	(191)
Total shareholders’ equity	115,683	132,447

Total liabilities and shareholders’ equity	$1,431,715	$1,425,012

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Interest and dividend income:
Interest and fees on loans	$13,672	$13,663	$54,592	$51,158
Interest on securities:
Taxable	3,008	2,387	11,804	10,920
Tax-exempt	284	377	1,263	1,646
Dividend income	22	20	87	59
Other interest income	27	15	63	304
Total interest and dividend income	17,013	16,462	67,809	64,087

Interest expense:
Interest on deposits	3,694	3,971	15,103	16,664
Interest on short-term borrowings	—	—	1	18
Interest on repurchase agreements	1,197	1,203	4,761	4,789
Interest on borrowings	—	131	7	408
Interest on junior subordinated debt	413	412	1,636	1,464
Total interest expense	5,304	5,717	21,508	23,343

Net interest income	11,709	10,745	46,301	40,744
Provision for loan losses	2,969	2,050	9,036	10,210
Net interest income after provision for loan losses	8,740	8,695	37,265	30,534

Non-interest income:
Commissions and fees from insurance sales	3,049	2,723	12,201	11,915
Customer service fees	396	436	1,673	2,046
Mortgage banking activities	305	451	832	1,082
Brokerage and investment advisory commissions and fees	121	172	610	737
Earnings on bank owned life insurance	120	122	457	423
Other commissions and fees	444	437	1,808	1,901
Gain on sale of equity interest	—	—	—	1,875
Loss on sale of other real estate owned	(65)	(208)	(1,245)	(1,640)
Other income	270	287	156	750
Net realized gains on sales of securities	601	226	1,473	691
Total other-than-temporary impairment losses:
Total other-than-temporary impairment losses on investments	(1,519)	(85)	(1,210)	(869)
Portion of loss recognized in other comprehensive income	912	5	(309)	19
Net credit impairment loss recognized in earnings	(607)	(80)	(1,519)	(850)
Total non-interest income	4,634	4,566	16,446	18,930

Non-interest expense:
Salaries and employee benefits	6,113	5,558	24,115	21,979
Occupancy expense	1,311	1,141	4,977	4,415
Furniture and equipment expense	696	618	2,760	2,559
Outside processing services	855	987	3,778	3,908
Professional services	862	989	3,528	3,093
Marketing and advertising expense	351	230	1,575	1,022
FDIC deposit and other insurance expense	387	460	1,827	2,128
Amortization of identifiable intangible assets	66	126	476	543
Other real estate owned expense	291	772	1,704	2,558
Goodwill impairment	25,069	—	25,069	—
Other expense	1,968	924	4,648	3,740
Total non-interest expense	37,969	11,805	74,457	45,945

(Loss) income before income taxes	(24,595)	1,456	(20,746)	3,519
Income tax (benefit) expense	(781)	108	(165)	(465)
Net (loss) income	(23,814)	1,348	(20,581)	3,984
Preferred stock dividends and discount accretion	427	420	1,709	1,678
Net (loss) income available to common shareholders	$(24,241)	$928	$(22,290)	$2,306

EARNINGS PER SHARE DATA
Average shares outstanding for basic earnings per common share	6,594,128	6,521,906	6,577,137	6,275,341
Basic (loss) earnings per common share	$(3.68)	$0.14	$(3.39)	$0.37
Average shares outstanding for diluted earnings per common share	6,618,933	6,558,559	6,617,353	6,317,785
Diluted (loss) earnings per common share	$(3.68)	$0.14	$(3.39)	$0.37
Cash dividends declared per actual common shares outstanding	$0.05	$0.05	$0.20	$0.20

Net interest margin	3.50%	3.43%	3.59%	3.44%

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Unaudited; Dollars in thousands)

	As Of and For The Three-Month Period Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010

Gross loans outstanding	$907,177	$927,850	$933,068	$926,194	$954,363
Gross covered loans outstanding	50,706	57,032	58,954	62,818	66770
Troubled debt restructurings (accruing)	2,749	6,683	8,790	11,115	10,772
Allowance for loan losses - non-covered	13,914	15,458	15,439	15,283	14,790

NON-PERFORMING ASSETS:
Non-accrual loans *	$36,344	$31,919	$30,273	$28,120	$26,513
Loans past due 90 days or more still accruing	239	306	215	456	594
Total non-performing loans	36,583	32,225	30,488	28,576	27,107
Other real estate owned	3,724	2,849	2,337	1,769	5,303
Total non-performing assets	$40,307	$35,074	$32,825	$30,345	$32,410

ASSET QUALITY STATISTICS:
Net charge-offs to average loans (annualized)	1.90%	0.84%	0.74%	0.74%	0.75%
Allowance for loan losses as a percent of loans	1.53%	1.67%	1.65%	1.65%	1.55%
Allowance for loan losses as a percent of non-performing loans	38.03%	47.97%	50.64%	53.48%	54.56%
Allowance for loan losses as a percent of non-performing assets	34.52%	44.07%	47.03%	50.36%	45.63%
Net charge-offs	4,378	1,958	1,704	1,737	1,678
Non-performing assets to total assets **	2.92%	2.46%	2.35%	2.25%	2.39%
Delinquencies (30-89 Days)	$12,522	$11,147	$7,177	$9,589	$5,808
Total 30-89 day delinquencies (accruing), non-performing assets and troubled debt restructurings	$55,578	$52,904	$48,792	$51,049	$48,990

NON-PERFORMING COVERED ASSETS:
Covered non-accrual loans	$5,581	$5,739	$5,805	$4,036	$4,408
Covered other real estate owned	596	596	520	711	247

*      Inclusive of non-performing troubled debt restructurings

**    Excludes covered assets

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Unaudited; Dollars in thousands)

	Average Balance Sheet
	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Assets
Federal funds sold	$—	$33,139	$5,446	$28,128
Interest bearing deposits in banks	29,212	2,159	13,622	18,233

Securities	365,100	280,286	324,192	271,533

Mortgage loans held for sale	3,799	4,766	2,022	2,620

Loans:
Commercial loans	771,401	770,692	771,685	738,105
Consumer loans	104,059	119,006	109,116	124,496
Mortgage loans	47,667	51,781	49,666	50,506
Total loans	923,127	941,479	930,467	913,107

Covered loans	52,593	30,968	57,601	7,805

Interest earning assets	1,373,831	1,292,797	1,333,350	1,241,426

Goodwill and intangible assets	44,748	45,161	45,283	44,410

Non interest-earning assets	62,444	67,661	68,559	70,694

Total assets	$1,481,023	$1,405,619	$1,447,192	$1,356,530

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing	$136,683	$119,310	$123,479	$111,791

Interest bearing:
NOW, money market and savings	636,228	518,621	589,598	506,459
Time deposits	437,558	482,542	466,098	452,587
Total interest bearing deposits	1,073,786	1,001,163	1,055,696	959,046
Total deposits	1,210,469	1,120,473	1,179,175	1,070,837

Repurchase agreements	104,401	108,684	105,224	111,265
Federal funds purchased	364	—	233	3,650
Borrowings	—	13,043	247	11,041
Junior subordinated debt	18,589	18,017	18,523	19,166

Total interest bearing liabilities	1,197,140	1,140,907	1,179,923	1,104,168

Non-interest bearing liabilities	7,403	9,844	7,591	8,597

Shareholders’ equity	139,797	135,558	136,199	131,974

Total liabilties and shareholders equity	$1,481,023	$1,405,619	$1,447,192	$1,356,530